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                                                                    Exhibit 12



                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges

                             (Dollars in Millions)

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
                                                      Three months
                                                     ended March 31,
                                                          1994
                                                     ---------------

Income before provision for income taxes
  and extraordinary item..................                $619.1
Equity in income of less than majority-
  owned subsidiaries......................                 (21.9)
Dividends from less than majority-owned
  subsidiaries............................                   1.7
Interest expense, including interest on
  capital lease obligations...............                 166.1
Portion of rent expense representative
  of the interest factor..................                  27.0
                                                          ------
Income, as adjusted.......................                $792.0
                                                          ======

Fixed charges:
Interest expense, including interest on
  capital lease obligations...............                $166.1
Portion of rent expense representative
  of the interest factor..................                  27.0
Interest capitalized on construction......                    .7
                                                          ------
Fixed charges.............................                $193.8
                                                          ======

Ratio of Earnings to Fixed Charges........                  4.09
                                                          ======

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